Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-8 pertaining to:

•	the 1998 Nonstatutory Stock Option Plan (No. 333-87739);

•	the 1997 Incentive and Nonstatutory Stock Option Plan (Nos. 333-87735, 333-47896 and 333-81956);

•	the 2001 MRV Communications, Inc. Stock Option Plan For Employees Of Appointech, Inc. (No. 333-71180);

•	the MRV Communications, Inc. 2002 International Stock Option Plan (No. 333-81954);

•	the MRV Communications, Inc. 2002 Nonstatutory Stock Option Plan for Employees of LuminentOIC, Inc. (No. 333-81958);

•	the Non-Director and Non-Executive Officer Consolidated Long-Term Stock Incentive Plan (Nos. 333-107109 and 333-129364);

•	the MRV Communications, Inc. 2007 Omnibus Incentive Plan (No. 333-167971); and

•	the Employment Inducement Stock Option Award for Dilip Singh, granted July 1, 2010 (No. 333-168910)

of our reports dated March 15, 2012, with respect to the consolidated financial statements of MRV Communications, Inc., and the effectiveness of internal control over financial reporting of MRV Communications, Inc., included in this Annual Report (Form 10-K) of MRV Communications, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Los Angeles, California
March 15, 2012